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                                                                    Exhibit 10.7


                                     PRODUCT
                             DISTRIBUTION AGREEMENT



         This Agreement is made as of February 29, 1996, by and between Unifrax Corporation (formerly named The Carborundum Company), a Delaware corporation company having offices at 2351 Whirlpool Street, Niagara Falls, New York 14305 (hereinafter known as the "Company"), and Societe Europeenne des Produits Refractaires, a French company having offices at "Les Miroirs", 18 Avenue d'Alsace, 92400 Courbevoie (hereinafter known as "SEPR").


         WHEREAS BP is the indirect owner of The Carborundum Group and the Company which includes NAF and the patents, trademarks and other intellectual property relating to the world-wide ceramic fibers business presently conducted by The Carborundum Group and NAF; and

         WHEREAS SEPR is in the process of acquiring The Carborundum Group from indirect wholly owned subsidiaries of BP and has entered into a stock purchase agreement (the "Stock Purchase Agreement") to the effect, under the condition, inter alia, that the parties hereto enter into this Agreement:

         NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable considerations, it is mutually agreed as follows:

         ARTICLE 1 - DEFINITIONS
         -----------------------

         Whenever used in this Agreement, the following terms shall have the meaning ascribed to them hereunder:

         1.01     "Agreement" shall mean this Product Distribution Agreement.

         1.02 "Company" shall mean Unifrax Corporation, a Delaware corporation being, as of the date hereof, an indirect wholly owned subsidiary of The British Petroleum Company p.l.c. ("BP"), which owns, as of the date hereof, NAF, including patents, trademarks and other intellectual property relating to the Distributed Products.

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     1.03 "The Carborundum Group" shall mean Newco (as defined in the Stock
          Purchase Agreement), Carborundum Ventures Inc. ("CVI"), Carborundum Resistant Materials Ltd., Carborundum Realty Pty. Ltd., The Carborundum Company Limited, Carborundum Belgium, S.A., Carborundum Holdings Ltda., Carborundum do Brasil Ltda., Carborundum Caribbean, Inc., Carborundum Textil Ltda., Carborundum Deutschland GmbH, and Carborundum Technical Ceramics GmbH and their subsidiaries excluding in each case all assets, employees, activities, liabilities or obligations relating to "NAF" and excluding the assets and liabilities of (but not CVI's equity investment in) Toshiba -Monofrax Co., Ltd..

     1.04 "Defaulting Party" shall have the meaning specified in SECTION 10.01.

     1.05 "Distributed Product License Agreement" shall mean the license relating to the Distributed Products listed on SCHEDULE A entered into the date hereof between the Company and SEPR.

     1.06 "Distributed Products" shall mean;

          i) any and all ceramic fiber products listed on SCHEDULE A currently supplied for resale (including improvements thereto) by NAF to the corporate entities in The Carborundum Group located outside of the United States (and its territories), Canada and Mexico;

          ii) products developed by NAF after the Closing, or NAF products (other than Excluded Products) sold outside the Selling Territory at Closing but not yet sold in the Selling Territory, if and when SEPR is not able to satisfy a request from a customer located in the Selling Territory with an equivalent product manufactured by SEPR within a reasonable time period, i.e. within industry generally accepted time frame for manufacturing, (but excluding development time) shipping and distributing new products.

     1.07 SCHEDULE A shall exclude the following, (collectively referred to as the "Excluded Products"):

          i) expanding mat containing ceramic fiber and at least twenty-five percent (25%) by weight vermiculite that is used for catalytic converters ("XPE");

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          ii)  products which are identical to, or which are considered by users as equivalent to or that compete with products manufactured by SEPR or SEPR's Affiliates;

          iii) products which may be manufactured by The Carborundum Group after the Effective Date pursuant to the License Agreement; and

          iv) products which are manufactured by SEPR after the Effective Date pursuant to the Distributed Product License Agreement or deemed added to the Distributed Product License Agreement pursuant to SECTIONS 5.02 or 6.01 of this Agreement .

     1.08 "Effective Date" shall mean the date this Agreement is executed by all the parties hereto.

     1.09 "License Agreement" shall mean the license agreement entered into between SEPR and the Company and effective the date hereof.

     1.10 "NAF" shall mean the ceramic fibers business of the Company, located in the United States (and its territories), Canada and Mexico.

     1.11 "Non-Compete Agreement" shall mean the non-compete agreement entered into between SEPR, Company and BP effective the date hereof.

     1.12 "Nondefaulting Party" shall have the meaning specified in SECTION
          10.01.

     1.13 "Selling Territory" shall mean the world excluding the United States (and its territories), Canada and Mexico.

     1.14 "SEPR" means, jointly and severally, SEPR and any of SEPR's Affiliate(s) receiving rights from SEPR pursuant to SECTION 2.02.

     1.15 "Affiliate(s)" means any company of which a party hereto now or hereafter owns or controls, directly or indirectly, at least 50% of the stock having the right to vote for directors thereof. For the purpose of this definition, the stock owned or controlled by a particular company shall be deemed to include all stock owned or controlled directly or indirectly by any other company of which that particular company owns or controls,



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          directly or indirectly, at least 50% numerically of the stock having the right to vote for directors thereof. When used in connection with Company, the term "Affiliate" shall also include any company while it directly or indirectly controls the Company, including BP, and all affiliates of that company. When used in connection with SEPR, affiliate shall also include any company while it directly or indirectly controls SEPR, including Compagnie de Saint-Gobain, and all affiliates of that company.

     1.16 "Trademark Agreement" shall mean the Trademark License and Consent Agreement between the Company and SEPR dated the date hereof.

     ARTICLE 2 - OBJECT
     ------------------

     2.01 Grant. COMPANY hereby grants to SEPR, under the conditions set forth herein, and SEPR hereby accepts, the exclusive right to sell the Distributed Products in the Selling Territory.

     2.02 SEPR's Affiliates(s). SEPR shall have the right to sub-grant to any of SEPR's Affiliates the right to sell all or part of the Distributed Products within part or all of the Selling Territory. In such a case, SEPR shall inform Company in writing of the name of SEPR's Affiliates which shall be entrusted with the sale of the Distributed Products in each specific part of the Selling Territory, and the sales of Distributed Products by Company to such of SEPR's Affiliates shall then in any respect be governed by the disposition of this Agreement as if such of SEPR's Affiliates were a party to this Agreement. Company agrees and SEPR agrees to cause SEPR's Affiliates, as appropriate, to execute and deliver such other instruments or take such other actions as the other may reasonably request to implement this provision. SEPR shall have the right, at its sole discretion, to modify at any time the list of SEPR's Affiliates entrusted with the sale of the Distributed Products within the Selling Territory, in which case the preceding provisions shall continue to apply.

     ARTICLE 3 - EXCLUSIVITY
     -----------------------

     Company hereby undertakes during the term of this Agreement:

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     i)   in respect to the Selling Territory, to sell the Distributed Products exclusively to SEPR; and

     ii) not to supply, in the Selling Territory, the Distributed Products to any other users provided, however, that nothing in this Agreement shall prevent or restrict the Company from a) selling or shipping XPE Products into the Selling Territory to any end-user, distributor or re-seller, or b) supplying and delivering the Distributed Products or the Excluded Products outside the Selling Territory to end-users in the Selling Territory (an end-user shall not mean a distributor or re-seller); and

     iii) due to the exclusivity hereby granted, neither to promote or maintain an inventory of Distributed Products within the Selling Territory; and

     iv) not to supply Excluded Products (except XPE) in the Selling Territory for the duration of the Non-Compete Agreement.

     ARTICLE 4 - NATURE OF DISTRIBUTORSHIP
     -------------------------------------

     4.01 Authority and Capacity. SEPR is an independent contractor, is not an agent of the Company and is not authorized to waive any right or to incur, assume or create any debt, obligation, contract or release of any kind in the name of or on behalf of the Company. Nothing herein shall be construed so as to create an employer-employee, agency, partnership, or joint venture relationship between the parties hereto.

     4.02 Manufacture and Modification of Distributed Products. Except pursuant to the SECTION 9.02, SEPR shall not manufacture or duplicate and, except to the extent required by law as notified to the Company, modify, add to or alter the Distributed Products without the prior written consent to the Company except that SEPR may continue to cut fiber paper rolls and textile products into smaller sizes. SEPR shall not solicit customers for the Distributed Products or ship the Distributed Products to Customers, outside the Selling Territory provided, however, that nothing in this Agreement shall prevent or restrict SEPR from supplying and delivering the Distributed Products inside the Selling Territory to end-users outside the Selling Territory.


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     ARTICLE 5 - SEPR OBLIGATIONS
     ----------------------------

     5.01 Marketing Efforts. SEPR shall exercise reasonable efforts to advertise, promote and market the Distributed Products and not to damage the goodwill of the Company. SEPR shall conduct its activities relating to the marketing of the Distributed Products in a professional manner and in accordance with the reasonable policies and procedures of the Company including the Product Stewardship Program, attached hereto as SCHEDULE Q (or a comparable program with respect to Refractory Ceramic Fibers products), and the terms of this Agreement. SEPR shall maintain at all times a sufficient stock of Distributed Products to supply its customers in the ordinary course of business.

     5.02 Sales Estimates.

          (a) SEPR shall use its best efforts to purchase and sell during the first year of this Agreement the Distributed Products listed on SCHEDULE A, in the amounts set forth on SCHEDULE B attached hereto. However, within 30 days following the Effective Date, SEPR may at its sole option, after discussion with the Company, elect to be bound by SCHEDULE A1 (instead of A) and SCHEDULE B1 (instead of B). In such a case, SEPR shall inform the Company in writing, and then any reference to SCHEDULE A and/or B related to the first year of this Agreement shall be replaced--mutatis mutandis--by a reference to SCHEDULE A1 and B1. At least four (4) months prior to the expiration of each year (measured from the Effective Date) of this Agreement or of any renewal term hereof, SEPR shall submit to Company a schedule setting forth the quantity of such Distributed Products that SEPR estimates it would purchase and sell during the following year. At least three
               (3) months before the end of each year the parties shall meet to negotiate in good faith and agree the quantities of the Distributed Products SEPR intends to purchase and sell during the following year. In the event that the Company and SEPR cannot agree on the quantities of the Distributed Products to be purchased and sold by SEPR within the said three (3) month period before each new year of the Agreement, the projected quantities for the new year shall be in an amount equal to the amount purchased in the previous year and the Agreement shall, without any further action on the part of either



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               party, be deemed terminated at the end of such year for any of the Distributed Products subject to disagreement. In the event that SEPR fails to purchase and sell in any year of this Agreement the quantity of any of the Distributed Products that SEPR estimated it would sell in such year, the Company may upon twelve (12) months notice elect to terminate such Distributed Products from this Agreement. This cause for termination shall not prevent SEPR from receiving a Distributed Product License as provided in SECTION 9.02.

          (b) SEPR shall purchase and sell sufficient quantities of Distributed Products added in this Agreement in accordance with SECTION 1.06(ii) to fill customer demand or Company may seek an appropriate remedy pursuant to SECTION 12.04.

     5.03 Continuity of Distributed Products.During the term of this Agreement:

          (a) SEPR shall make the Distributed Products offered as of the Effective Date available to customers either as a distributor pursuant to the terms of this Agreement or as a manufacturer pursuant to the terms of the Distributed Product License Agreement; and

          (b) SEPR and Kerlane shall not purchase substitutes for the Distributed Products from any alternative sources of ceramic fiber products. This commitment shall cease for those of the Distributed Products which are excluded from the scope of this Agreement in accordance with SECTIONS 5.02 Or 6.01(a). Nothing in this SECTION 5.03(b) shall prevent Kerlane continuing to source product already sourced from suppliers other than NAF for distribution to Kerlane's existing customers as of the date hereof.

     5.04 Advertising and Samples.

          (a) SEPR shall advertise the sale of the Distributed Products in a manner that will develop customer interest and confidence in the Distributed Products as reasonably agreed from time to time.

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          (b)  SEPR will provide the Company with commercial brochures to establish that such advertising material does not tend to mislead or deceive the public or be injurious to Company's business, reputation or Company's trademarks.

          (c) Company shall make available to SEPR reasonable quantities of sales aids, sales brochures, and similar promotional materials relating to the sale of the Distributed Products without charge and shall communicate to SEPR the name of any customers from the Selling Territory who contact Company directly regarding the Distributed Products.

          (d) Company shall provide reasonable quantities of new Distributed Products to SEPR for testing by SEPR's customers free of charge, F.O.B. Company's manufacturing facility. For current Distributed Products (and new Distributed Products more than one (1) year after commercialization,) SEPR shall provide customers reasonable quantities of samples from its inventory, such costs to be for SEPR's account.

     ARTICLE 6 - PRICES
     ------------------

          6.01 Pricing.

          (a) The Company's current price list for Distributed Products listed on SCHEDULE A is set forth on SCHEDULE C attached hereto. The price payable by SEPR will be less a distributor discount also set forth on SCHEDULE C expressed as a percentage which discount will apply for the period of the Effective Date and ending on a date one year thereafter. The Company reserves the right to change its price list for Distributed Products i) to the extent that it has changed its price list to its distributors in the United States, ii) with a maximum increase equal to the increase in the United States, and iii) with effect from the beginning of each year of this Agreement by giving four (4) months written notice to SEPR. The distributor discount may be subject to change one (1) year from the Effective Date and annually thereafter. At least three (3) months before the end of each year (measured from the Effective Date) of this Agreement, the parties shall meet in order to negotiate in good faith the



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               distributor discounts that shall be applicable during the
               following year. In the event that the Company and SEPR cannot agree on the distributor discount within the said three (3) month period before each new year of the Agreement, the distributor discount and the price list for the Distributed Products subject to disagreement shall remain unchanged for the new year and the Agreement shall, without any further action on the part of either party, be deemed terminated at the end of such year for the Distributed Products subject to disagreement. All prices shall be exclusive of tariffs, duties, sales taxes, use taxes, and like levies or taxes, and all insurance, shipping, freight and delivery charges as further defined in SECTION 6.04. All prices shall be specified and payable in U.S. dollars.

          (b) The distributor discount for any Distributed Products added to this Agreement in accordance with SECTION 1.06(ii) will be the appropriate North American published list price for the appropriate quantity less fifteen percent (15%).

     6.02 Payment Procedures. Payments for Distributed Products shall be made by wire transfer in United States Dollars to Company's bank account designated in writing for such purpose. The terms shall be net thirty
          (30) days from invoice. In addition to any rights it may have under this Agreement or under any law, rule or regulation, Company shall have the right to cancel any order placed hereunder or to refuse or delay the shipment thereof, for failure of SEPR to make timely payments of amounts due hereunder. Lastly, in the event that any invoiced amount remains unpaid after sixty (60) days from the invoice date, SEPR agrees to pay interest from that date forward on such outstanding balance at an interest rate of one and one-half (1 1/2) percent above the rate quoted from time to time as its prime rate as announced in New York City, New York by Chase Manhattan Bank; provided, however, that SEPR's agreement to pay interest on such overdue obligations does not imply that Company will extend any maturity dates for such overdue obligations.

     6.03 Response to Purchase Orders. Orders for Distributed Products shall be binding upon the parties upon acceptance by an authorized representative of Company. All orders will be deemed to reference this Agreement and will be governed by the terms of this Agreement. Any term or condition



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          set forth on any order or other document submitted by SEPR which is inconsistent with any term or condition of this Agreement shall be of no force or effect, unless accepted in writing by an authorized officer of Company. Acknowledgment of an order shall not constitute acceptance of any inconsistent term unless specifically so stated therein.

     6.04 Terms of Delivery. Unless otherwise mutually agreed, all shipments of the Distributed Products by Company shall be prepared for shipment by surface vessel, F.O.B. Company's manufacturing facility. Company shall pay:

          i) any and all sales or use taxes and like levies or taxes levied by the United States government or any political sub-divisions thereof; and

          ii) the cost of standard packaging and packing the Distributed Products for export.

          SEPR shall pay all costs and expenses incurred after the F.O.B. point, including, without limitation, insurance, freight, taxes and import tariffs and duties. Title to and risk of loss of Distributed Products shall pass to SEPR upon delivery to the carrier at the F.O.B. point.

     ARTICLE 7 - INTELLECTUAL PROPERTY
     ---------------------------------

     7.01 Proprietary Rights. All patents and patent applications, trademarks, servicemarks, copyrights, tradenames and other proprietary rights in and with respect to the Distributed Products are and will remain exclusively the property of the Company. During the term of this Agreement, SEPR may indicate that it is an authorized distributor of the Company and may use the trademarks, servicemarks, logos, symbols and tradenames of the Company applicable to the Distributed Products in connection with SEPR's advertising, promotion, distribution and sale of the Distributed Products in the Selling Territory in accordance with the terms of this Agreement. SEPR shall not remove from, alter or add to any tradename, label, logo, decal, trademark, patent number or serial number affixed by the Company to any Distributed Products. SEPR shall not directly or indirectly obtain or attempt to obtain at any time any right, title or interest by registration or otherwise in or to the tradenames, trademarks, symbols



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          or designations owned or used by Company. Whenever SEPR is permitted to employ any trademark or servicemark of Company in any form of printed material, SEPR shall place an asterisk immediately after and slightly above the first use of the trademark referring to a footnotereading "used under license" or "licensed trademark." SEPR shall notify Company of any use of Company's trademark or tradename which comes to its attention that may infringe upon Company's trademark's rights.

     7.02 Confidentiality. SEPR shall not use or disclose to third parties any confidential or proprietary information of Company, including any drawings, design and manufacturing information, or other proprietary information it has concerning the Distributed Products delivered to SEPR hereunder except as authorized in writing by Company or to fulfill the obligations of this Agreement.

     7.03 Indemnification.

          (a) Company shall indemnify, defend and hold SEPR harmless from and against all claims that any Distributed Products infringe any patent, trademark, servicemark, tradename or other intellectual property rights in the Selling Territory. Company shall assume the defense of any suit based on any such claim of infringement brought against SEPR specifically relating to the Distributed Products. Company shall pay any damages assessed against or otherwise payable by SEPR as a result of the final disposition of any such suit. In the event SEPR is enjoined by reason of infringement from the sale or use of the Distributed Products, Company shall, at its sole cost and expense, take all reasonable steps to procure for SEPR the right to distribute and sell the Distributed Products. If Company cannot procure such right within a reasonable time, Company shall within ninety (90) days:

               i) modify the Distributed Products to avoid infringement of any patent or proprietary interest; or

               ii) in the event such modification is not feasible, Company shall refund the full purchase price of all such infringing Distributed Products and all costs of freight and other



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                    incidental charges incurred by SEPR and SEPR shall return
                    such infringing Distributed Products to Company with title and risk of loss or damage to revert to Company upon delivery to the carrier at SEPR's point of overseas shipment.

          (b)  Company's indemnity under this SECTION 7.03 is conditioned upon:

               i) SEPR giving prompt written notice to Company of any such claim or of the commencement of any such suit, or threats thereof;

               ii) Company having full opportunity to conduct the defense thereof; and

               iii) the cooperation of SEPR in the defense of such claim. SEPR shall not incur any defense costs for Company's account without Company's written consent.

     ARTICLE 8 - WARRANTY
     --------------------

     8.01 Product Warranty

          (a) Subject to SECTION 8.01(c), Company warrants that the Distributed Products sold hereunder shall conform to Company's standard specifications and shall be free from defects in material and workmanship under normal and proper use in accordance with instructions and directions of Company applicable thereto; provided that, SEPR notifies Company in writing of the nature of the defect within thirty (30) days after such defect is first reported to SEPR.

          (b) Subject to SECTION 8.01(c), should Distributed Products sold hereunder fail to perform in accordance with Company's specifications during the warranty period, SEPR shall repair or replace, as appropriate, the defective Distributed Products in question. Company shall establish a credit in favor of SEPR (and, as appropriate, SEPR shall pass such credit through to its customer(s)) against the purchase price otherwise payable by SEPR for Distributed Products purchased hereunder in an amount equal to



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               the cost of replacing or repairing such Distributed Products;
               provided that:

               i) such defect is reported to Company in accordance with the provisions of SECTION 8.01(a); and

               ii) is proven to be the result of the acts or omissions of the Company.

          (c) Company's warranty obligations to SEPR shall be co-extensive with and limited to the warranty obligations to retail customers undertaken by Company pursuant to the Company's standard terms and conditions of sale attached hereto as SCHEDULE D, as the same may be amended from time to time by Company in its sole discretion. Any warranty granted by SEPR which extends beyond the agreed term and scope of the Company's standard terms and conditions of sale shall be the warranty of SEPR alone and shall not bind Company.

     8.02 Exclusive Warranty and Limitation of Liability. THE EXPRESS WARRANTIES SET FORTH IN SECTION 8.01 CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO THE DISTRIBUTED PRODUCTS SOLD HEREUNDER. COMPANY MAKES NO OTHER REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE DISTRIBUTED PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE, OR ANY OTHER MATTER. THE STATED EXPRESS WARRANTIES ARE IN LIEU OF ALL, AND IN NO EVENT SHALL COMPANY BE HELD LIABLE FOR, LIABILITIES OR OBLIGATIONS FOR DAMAGES, INCLUDING BUT NOT LIMITED TO SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR LOSS OF USE, REVENUE, OR PROFITS, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY BREACH OR REPUDIATION OF THIS AGREEMENT BY COMPANY OR THE FURNISHING, FUNCTIONING OR SEPR'S OR ANY THIRD PARTY'S USE OF ANY DISTRIBUTED PRODUCTS PROVIDED FOR IN THIS AGREEMENT. SEPR'S SOLE REMEDY FOR MANUFACTURER LIABILITY OF ANY KIND INCLUDING NEGLIGENCE, WITH



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          RESPECT TO ANY DISTRIBUTED PRODUCT FURNISHED UNDER THIS AGREEMENT,
          WHETHER THE CLAIMED LIABILITY IS BASED ON A DEFECT, WHETHER DISCOVERABLE OR LATENT, SHALL BE LIMITED TO THE REMEDIES PROVIDED IN
          SECTION 8.01(b). ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON, INCLUDING EMPLOYEES OR REPRESENTATIVES OF COMPANY, WHICH ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED BY SEPR AND SHALL NOT BE BINDING UPON COMPANY. THE WARRANTIES SET FORTH HEREIN MAY BE ASSERTED BY SEPR ONLY AND NOT SEPR'S CUSTOMERS.

     ARTICLE 9 - TERM
     ----------------

     9.01 Term and Additional Term. This Agreement shall, when executed, become effective and will remain in effect, unless terminated pursuant to SECTIONS 5.02(a) or 6.01(a) or unless terminated by the Nondefaulting Party pursuant to SECTION 10.01, for a period ending five (5) years from the Effective Date. However, if SEPR elects to manufacture all the Distributed Products listed on SCHEDULE A before the end of the aforementioned five (5) year period (in accordance with SECTION 9.02) this Agreement shall terminate with respect to the Distributed Products listed on SCHEDULE A (but not for Distributed Products included under SECTION 1.06 ii)) at the date when the Distributed Product License is fully in force.

     9.02 License to Products.

          (a)  At any time during the term of this Agreement, SEPR may, upon one
               (1) year's notice elect to manufacture any one or more of the Distributed Products listed on SCHEDULE A, under the patent rights and confidential know-how of Company to manufacture, use and sell the Distributed Products listed on SCHEDULE A pursuant to the terms of a license agreement in the form attached hereto as EXHIBIT D (the "Distributed Product License Agreement").

          (b) Any Distributed Products listed on SCHEDULE A terminated from distribution under this Agreement, pursuant to SECTIONS 5.02(a) or 6.01(a) shall be licensed to SEPR pursuant to the terms of the



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               Distributed Product License Agreement and shall no longer be distributed by SEPR for the Company.

          (c) Upon termination of this Agreement, other than in instances where SEPR is the Defaulting Party as defined in SECTION 10.01, SEPR shall obtain rights to manufacture pursuant to the terms of the Distributed Product License Agreement any of the Distributed Products listed on SCHEDULE A not already deleted from this Agreement. Nothing in this Agreement shall require the Company to license those Distributed Products added in accordance with
               SECTION 1.06(ii) to SEPR.

     ARTICLE 10 - DEFAULT AND TERMINATION AND EXPIRATION
     ---------------------------------------------------

     10.01 Termination. Either party not in default under this Agreement (the "Nondefaulting Party") may terminate this Agreement at any time upon ten (10) days written notice to the other party in default (the "Defaulting Party") upon the occurrence of any of the following events:

          (a) The Defaulting Party fails to comply with any order or decision rendered by an arbitrator or a judicial authority in accordance with SECTION 12.04.

          (b) If at any time the Defaulting Party shall generally not pay the Defaulting Party's debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors.

          (c) If the Defaulting Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate the Defaulting Party as bankrupt or insolvent, or seeking the reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Defaulting Party or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for the Defaulting Party or for all or a substantial part of its assets, or any such case, proceeding, or other actions against the Defaulting Party



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               shall commence after the effective date of this Agreement and such case, proceeding or other action

               i) results in the entry of any order for relief against the Defaulting Party which is not fully stayed within seven (7) business days after entry thereof; or

               ii) shall remain undismissed for a period of forty-five (45) days.

     10.02 Effect of Termination or Expiration. Upon termination of this
          Agreement:

          (a) In the event SEPR is the Defaulting Party pursuant to SECTION 10.01, all unfilled orders for Distributed Products shall at the Company's option, be canceled.

          (b) SEPR shall discontinue the use of any tradenames, trademarks, symbols or designations associated with Company or the Distributed Products and shall immediately discontinue designating itself as an authorized distributor of Company.

          (c) SEPR shall immediately return to Company all items of proprietary or confidential information delivered to SEPR hereunder to which SEPR is not entitled to receive pursuant to the Distributed Products License Agreement referred to in SECTION 9.02.

     ARTICLE 11 - KERLANE
     --------------------

     11.01 For avoidance of doubt except as provided in SECTION 5.03(b) nothing in this Agreement shall be construed or interpreted as limiting any rights of SEPR's affiliate Kerlane to practice or develop its ceramic fibers technology, to manufacture use and sell its ceramic fibers products worldwide, to grant or receive some licenses either to Affiliates or to third parties, to dispose of its assets or of its intellectual property rights except to the extent that it receives rights from SEPR pursuant to SECTION 2.02 in which case it shall be bound by the terms of this Agreement for the products so distributed by Kerlane. Company and SEPR agree that the Kerlane products listed in Kerlane's CATALOGUE Ceramic Fibres dated 05/94 attached hereto as SCHEDULE E are not products which are identical to, or which are considered by users as equivalent to, the Distributed Products.

     ARTICLE 12 - FORCE MAJEURE AND LAWS
     -----------------------------------

     12.01 Force Majeure. The parties hereto shall not be held liable or responsible for delay or failure to take any actions called for under this Agreement occasioned by acts of God, force majeure or any cause beyond the control of the parties, including but not limited to war; civil disturbances; fire; flood; earthquake; windstorm; unusually severe weather; acts or defaults of common carriers; accidents; strike or other labor trouble; lack of or inability to obtain raw materials, transportation, labor, fuel or supplies; governmental laws, acts, regulations, embargoes, or orders (whether or not such later prove to be invalid); any of which shall release the parties from the performance of this Agreement.

     12.02 Compliance with Laws and Regulations. This Agreement shall comply with and its obligations shall be performed in accordance with the laws, whether national or supranational, of all jurisdictions in which the Agreement is to be performed (including the United States). If any provision of this Agreement constitutes a breach of any applicable law or is considered to be or will be void or unenforceable, such provision shall be deemed to be deleted and the remaining provisions shall continue in full force and effect.

     12.03 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Ohio without regard to rules on choice of law and SEPR hereby consents to submit to the jurisdiction of the American Arbitration Association located in New York, New York in the event of any dispute between the parties and to the jurisdiction of applicable courts in the United States and elsewhere to enforce any award of said American Arbitration Association, or to grant any interim relief as set forth in SECTION 12.04.

     12.04 Dispute Resolution. In the event of any dispute, claim, question, or disagreement arising out of or relating to this Agreement or the breach thereof, the parties hereto shall use their best efforts to settle such disputes, claims, questions, or disagreements. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of thirty (30) days, either party may submit the dispute to binding arbitration administered by the American Arbitration Association under its International Arbitration Rules. The place of arbitration shall be New York, New York and the language of arbitration shall be English. The number of arbitrators shall be three, unless the parties agree otherwise. Both parties agree that time is of the essence in any arbitration. Each party shall submit their choice of an arbitrator to the Association within five (5) business days after receiving notice from the Association of an arbitration proceeding. The arbitrators so selected shall have five
          (5) business days to select a third arbitrator. If the arbitrators selected by the parties cannot agree on a third arbitrator within this time period, then a third arbitrator shall be selected by the Association to complete the panel. The parties agree that an arbitrator may grant a party's request for a preliminary injunction to minimize damage in an appropriate circumstance. As an aid to arbitration, either party may also seek assistance from judicial authorities to provide interim relief, such as an injunction, if necessary.

     ARTICLE 13- GENERAL
     -------------------

     13.01 Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally, or five (5) business days after being mailed first class, postage prepaid, registered or certified mail, or if telecopied and confirmed by one of the preceding methods, as follows:

          If to SEPR:
                 Societe Europeenne des Produits Refractaires
                 Les Miroirs
                 18 Avenue d'Alsace
                 92400 Courbevoie
                 Attention:  Legal Affairs Department
                 Fax:  33-1-47-62-36-83

          If to Company:
                 Unifrax Corporation
                 2351 Whirlpool Street
                 Niagara Falls, New York  14305
                 Attention:  Vice President Sales & Marketing
                 Fax:  716-278-2963

          Any party may change the address to which such communications are to be directed to it by giving written notice to the other in the manner specified in this SECTION 13.01.

     13.02 Entire Agreement. This Agreement and the attached schedules referred to herein set forth the entire agreement and understanding of the parties in respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and undertakings relating to the subject matter hereof.

     13.03 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of SEPR and Company and their respective successors. Except as provided in SECTION 2.02, and except that Company must assign all of its rights and obligations herein to any purchaser or assignee of substantially all of NAF's assets, this Agreement and the rights and obligations of the parties thereto may not be assigned without the prior written consent of the other party hereto.

     13.04 Amendment. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or, in the case of a waiver, by or on behalf of the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

     13.05 Headings/Counterpart. The article or section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in two original copies by their duly authorized representatives as of the day and year first above written.


UNIFRAX CORPORATION                         SOCIETE EUROPEENNE DES
                                            PRODUITS REFRACTAIRES


By:____________________________             By:____________________________
Name:  Christopher C. Clarke                Name: _________________________
Title:    Attorney-In-Fact                  Title:___________________________

FIBERS N. AMERICA
DISTRIBUTED PRODUCTS SALES VOLUME
1984 ACTUAL AND 1995 PLAN
-------------------------

                                                                    QUANTITY
                                                                    --------
                                                     UNIT OF     1994       1995
                                                     MEASURE     ACTUAL     PLAN
                                                     -------     ------     ----


FIBERFRAX       LONG STAPLE                              LBS.       [ *       ]
FIBERFRAX       PH BLANKET                               SF         [ *       ]
FIBERFRAX       972H PAPERS AND BB2H (BURN GRADES)       SF         [ *       ]
FIBERFRAX       PAPER-880 SERIES                         SF         [ *       ]
FIBERFRAX       PAPER-560 SERIES                         SF         [ *       ]
FIBERFRAX       PAPER-440 SERIES                         SF         [ *       ]
FIBERFRAX       PAPER-110 SERIES                         SF         [ *       ]
FIBERFRAX       ROPE                                     LF         [ *       ]
FIBERFRAX       HIGH DENSITY ROPE                        LF         [ *       ]
FIBERFRAX       SQUARE BRAID                             LF         [ *       ]
FIBERFRAX       ROUND BRAID                              LF         [ *       ]
FIBERFRAX       TAPE                                     LF         [ *       ]
FIBERFRAX       CLOTH                                    SF         [ *       ]
FIBERSIL        CLOTH                                    SY         [ *       ]
FIBERSIL        TAPE                                     LF         [ *       ]
FIBERMAX        BULK FIBER                               LBS.       [ *       ]
FIBERMAX        MAT                                      SF         [ *       ]
FIBERMAX        LS MAT                                   SF         [ *       ]

(a)      Based on 1/2" product.

(b)      Based on 1" product.

                                   SCHEDULE B

* Brackets indicate confidential material omitted and filed separately with the S.E.C.

Schedule A1/B1
                         DISTRIBUTED PRODUCTS PURCHASES
                             1995 ACTUAL QUANTITIES


PRODUCT                          UNIT OF MEASURE        SUBSIDIARY TOTAL   OTHER EXPORTS TOTAL      GRAND TOTAL
-------                          ---------------        ----------------   -------------------      -----------
HSA-K Fiber                            LBS.                    [                    *                    ]
HSA-HP Fiber                           LBS.                    [                    *                    ]
Regular Till Fiber                     LBS.                    [                    *                    ]
Chopped Till Fiber                     LBS.                    [                    *                    ]
EF-119 Milled Fiber                    LBS.                    [                    *                    ]
Long Staple Fiber                      LBS.                    [                    *                    ]
HSA Paper                              SF                      [                    *                    ]
110 Paper                              SF                      [                    *                    ]
440 Paper                              SF                      [                    *                    ]
880 Paper                              SF                      [                    *                    ]
972 Paper                              SF                      [                    *                    ]
882 Paper                              SF                      [                    *                    ]
Rollboard                              SF                      [                    *                    ]
Fibermax Bulk                          LBS.                    [                    *                    ]
Fibermax Mat                           SF                      [                    *                    ]
Fiberfrax Rope                         LF                      [                    *                    ]
Fiberfrax HD Rope                      LF                      [                    *                    ]
Square Braid                           LF                      [                    *                    ]
Round Braid                            LF                      [                    *                    ]
Cloth                                  SF                      [                    *                    ]
Fiberfrax Tape                         LF                      [                    *                    ]
Fiberfrax Sleeving                     SF                      [                    *                    ]
Yarn/Roving/Wicking                    LBS.                    [                    *                    ]
Fibersil Tape                          LF                      [                    *                    ]
Fibersil Cloth                         SY                      [                    *                    ]
Flexweave                              LY                      [                    *                    ]
Flexweave Tape                         EA.                     [                    *                    ]

Control Total                          [                       *                    ]

* Brackets indicate confidential material omitted and filed separately with the S.E.C.

                                   SCHEDULE C
                              DISTRIBUTED PRODUCTS
                                DISCOUNT SCHEDULE

                                                       EUROPE/BRAZIL                                  SPECIAL PRICING
                                                  CONTAINER   NON-CONTAINER           INDENT             AUSTRALIA
                                                  ---------   -------------           ------             ---------
Fiberfrax Long Staple PH Blanket                    [                                    *                    ]
Fiberfrax 972-H Papers                              [                                    *                    ]
Fiberfrax Paper 880 Series                          [                                    *                    ]
Fiberfrax Paper 550 Series                          [                                    *                    ]
Fiberfrax Paper 440 Series                          [                                    *                    ]
Fiberfrax Paper 110 Series                          [                                    *                    ]
Fiberfrax Rope                                      [                                    *                    ]
Fiberfrax High Density Rope                         [                                    *                    ]
Fiberfrax Square Braid                              [                                    *                    ]
Fiberfrax Cloth and Tape                            [                                    *                    ]
FibersiI Cloth                                      [                                    *                    ]
Fibermax Bulk Fiber                                 [                                    *                    ]
Fibermax Mat                                        [                                    *                    ]
Fibermax LS Mat                                     [                                    *                    ]



* Brackets indicate confidential material omitted and filed separately with the S.E.C.